FORM 10-K                                    Page 209

Exhibit 10.1(a)

                   FIRST AMENDMENT TO THE
                 EMPLOYEES' RETIREMENT PLAN

                             OF

                   CONE MILLS CORPORATION
         (As Amended and Restated December 1, 1994)

     FIRST AMENDMENT, dated May 9, 1995, to the Employees'
Retirement Plan of Cone Mills Corporation, As Amended and
Restated December 1, 1994 (the "Plan").

                           RECITAL

     The Plan presently provides that a distribution pursuant to a Qualified Domestic Relations Order entered with respect to a Member's Account may not be made prior to the Member's "earliest retirement age," as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended (the "Code"). Under
Section 414(p) of the Code, an earlier distribution date is permitted if provided for in the Plan and authorized by the Qualified Domestic Relations Order. To facilitate plan administration, the Pension Committee has recommended that the Plan be amended so that a distribution pursuant to a Qualified Domestic Relations Order may be made prior to a Member's "earliest retirement date."

     NOW, THEREFORE, the Plan be and hereby is amended, effective May 9, 1995, by deleting the last three sentences of
Section 5.09 and inserting in lieu thereof the following:

     "Plan benefits will be paid pursuant to a Qualified
     Domestic Relations Order to such Alternative
     Payee(s) at such times and in such amounts as are stated therein, even if the affected Member has not separated from service and has not reached the "earliest retirement age", as defined in Code
     Section 414(p); provided, however, that a Qualified
     Domestic Relations Order may not require the Plan to provide any type or form of benefit or any option not otherwise provided and may not require the Plan to provide increased benefits. The
     Pension Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under orders that are determined to be Qualified Domestic Relations Orders."



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FORM 10-K                                    Page 210

Exhibit 10.1(a)   (continued)



     IN WITNESS WHEREOF, this First Amendment, having been approved by the Board of Directors of Cone Mills Corporation at a meeting duly held on May 9, 1995, is signed by the Secretary of the Corporation on the 19 day of May, 1995.

                         CONE MILLS CORPORATION

                         By:    /s/ Terry L. Weatherford

                         Title: Vice President and Secretary